CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement No.
333-105202 of streetTRACKS(R)Gold Trust on Form S-1 of our report dated November
12, 2004, appearing in the Prospectus, which is part of this Registration
Statement and to the reference to us under the heading "Experts" in such
Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
November 16, 2004